Exhibit 99.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is effective as of January 4, 2012 (the “Effective Date”), and is by and among White River Capital, Inc., an Indiana corporation (“WRC”), and Martin J. Szumski, an individual residing in California (“Executive”).

WHEREAS, Executive has served as the Chief Financial Officer and Senior Vice President of WRC pursuant to an Amended and Restated Employment Agreement dated April 28, 2009 (the “Prior Agreement”); and

WHEREAS, Executive is an integral part of the management of WRC, and the parties hereto believe it is critical to the continued success of WRC that Executive continue to be employed with WRC as its Chief Financial Officer and Senior Vice President, and Executive and WRC desire to enter into this new Agreement to confirm and restate the terms of such employment as set forth below.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein and for other good and valuable consideration, the parties hereby agree as follows:

1.  Effectiveness.  This Agreement shall be effective as of the Effective Date, and, as of that date, the parties agree that the Agreement supersedes the Prior Agreement and any other agreement or understanding Executive has with respect to his employment with WRC, and the terms and conditions of Executive’s employment with WRC shall be governed only by this Agreement.  The parties hereto represent, acknowledge, and agree that the payments to be provided to Executive from and after the Effective Date under the terms and conditions of this Agreement represent reasonable compensation to Executive in exchange for the personal services to be rendered by Executive for periods from and after the Effective Date.

2.  Definitions.  The terms defined in this Section 2 shall have the respective meanings indicated below for all purposes of this Agreement.

(a)           Affiliate.  “Affiliate” of a Person means a Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person.

(b)           Cause.  “Cause” shall mean any one or more of the following:

i.           engaging in a material dishonest act, including without limitation any material misrepresentation or intentional omission to state a material fact to WRC, the Chief Executive Officer of WRC, or the WRC Board, willful breach of fiduciary duty, misappropriation, or fraud against WRC or any of its Affiliates (the “Group”);

ii.           any indictment or similar charge against Executive by a governmental authority alleging the commission of a felony, or a guilty plea or no-contest plea by Executive to a felony;

Amended and Restated Employment Agreement of Martin J. Szumski

iii.           material failure by Executive to follow WRC’s general policies, reasonable directives, or orders applicable to officers of WRC after failing to cure prior similar failures within 30 days of receiving written notice thereof from the WRC Board;

iv.           intentional destruction or theft of any member of the Group’s property or falsification of documents of any member of the Group;

v.           a breach by Executive of the provisions of Sections 13 or 14; or

vi.           a material breach by Executive of any other provision of this Agreement and the failure by Executive to cure such breach within 30 days of the date on which WRC gives Executive notice thereof.

(c)           Change of Control.  “Change of Control” shall mean:

i.           the consummation of a plan of dissolution or liquidation of WRC;

ii.           the individuals who, as of the Effective Date hereof, are members of the WRC Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the WRC Board; provided, however, that if the election, or nomination for election by WRC’s shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “election contest” or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity, or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the WRC Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest;

iii.           the consummation of a plan of reorganization, merger, or consolidation involving WRC, except for a reorganization, merger, or consolidation where (A) WRC is the surviving entity resulting from such reorganization, merger, or consolidation (the “Surviving Company”), and (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such reorganization, merger, or consolidation constitute at least a majority of the members of the board of directors of the Surviving Company, or of a company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company;

iv.           the sale of all or substantially all the assets of WRC to another Person outside the ordinary course of business; or

Amended and Restated Employment Agreement of Martin J. Szumski

v.           the acquisition by another Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of stock representing more than 50% of the voting power of WRC then outstanding, other than as a result of an original issuance of equity interests approved by the Incumbent Board.

(d)           Control.  “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

(e)           Date of Termination.  “Date of Termination” shall mean in the case of Executive’s death, the date of death, in the case of Disability, 30 days after Notice of Termination is given (provided Executive shall not have returned to the full-time performance of his duties during such 30 day period), and in all other cases, the date specified in the Notice of Termination, which shall be at least 30 days after the date of the Notice of Termination, unless the termination is by WRC for Cause or by Executive for Good Reason.

(f)           Disability.  “Disability” shall mean any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than 12 months and which (i) renders the Executive unable to engage in any substantial gainful activity, or (ii) entitles the Executive to income replacement benefits for a period of not less than three months under an accident and benefit plan covering employees of WRC, as reasonably determined by a licensed physician selected in good faith by WRC.

(g)           Good Reason.  “Good Reason” shall mean any one or more of the following bases for termination of Executive’s employment by Executive during the Term:

i.           the removal of Executive as Chief Financial Officer and Senior Vice President of WRC without Cause;

ii.           the assignment to Executive of any duties inconsistent in any material respect with Executive’s position, authority, duties, or responsibilities as contemplated by Section 6(a) of this Agreement, excluding for this purpose an isolated, insubstantial, or inadvertent action not taken in bad faith and which is remedied by WRC promptly after receipt of notice thereof given by Executive;

iii.           a change in the principal geographical workplace of Executive to a location that is more than 50 miles from WRC’s Rancho Santa Fe, California principal office, without the Executive’s consent;

iv.           the occurrence of a Change of Control during the Term of this Agreement;

Amended and Restated Employment Agreement of Martin J. Szumski

v.           any action by WRC to materially reduce Executive’s base compensation below the amount established in Section 7; or

vi.           any failure by WRC that would constitute a material breach of this Agreement if WRC has failed to cure such breach within 30 days of the date on which Executive gives written notice thereof to the WRC Board.

(h)           Notice of Termination.  “Notice of Termination” shall mean a written instrument delivered by WRC to the Executive, or by the Executive to WRC, as the case may be, notifying the recipient of the notice of termination of Executive’s employment.

(i)           Separation from Service.  “Separation from Service” shall mean a termination of employment, whether voluntarily or involuntarily, as defined in Treas. Reg. § 1.409A-1(h).  Whether a Separation from Service takes place is determined based on the facts and circumstances surrounding the termination of the Executive’s employment.  A Separation from Service will be considered to have occurred if it is reasonably anticipated that either (i) no further services will be performed for WRC after a certain date, or (ii) that the level of bona fide services the Executive will perform for WRC after such date (whether as an employee or as an independent contractor) will permanently decrease to less than 50% of the average level of bona fide services performed by the Executive (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to WRC if the Executive has been providing services to WRC less than 36 months).

(j)           WRC Board.  “WRC Board” shall mean the board of directors of WRC or a duly authorized committee of such board.

(k)           Person.  “Person” shall mean any natural person, corporation, partnership, association, limited liability company, trust, governmental authority, or other entity.

3.  Employment.  WRC hereby employs Executive, and Executive hereby accepts employment with WRC, for the Term set forth in Section 4 below, in the position and with the duties and responsibilities set forth in Sections 5 and 6 below, and upon the other terms and conditions hereinafter stated.

4.  Term.  Executive’s employment as the Chief Financial Officer and Senior Vice President of WRC under this Agreement shall be for the period commencing on the Effective Date and terminating on December 31, 2013, or upon the earlier of Executive’s death, termination by reason of Disability, or termination by mutual agreement or by either party pursuant to Section 11 (the “Initial Term”).  The Initial Term shall be automatically extended for successive one-year periods (each a “Renewal Term,” with the Initial Term and any Renewal Terms collectively referred to herein as the “Term”), unless at least 90 days prior to the end of the Initial Term or any Renewal Term, either party, by a written notice delivered to the other party, elects not to have the Term automatically extended.

5.  Position.  Subject to Section 6(a) below, Executive shall serve as the Chief Financial Officer and Senior Vice President of WRC.

Amended and Restated Employment Agreement of Martin J. Szumski

6.  Duties and Responsibilities.

(a)           WRC hereby engages Executive as a full-time executive employee and Executive accepts such employment, on the terms and subject to the conditions set forth in this Agreement.  During the Term, Executive shall devote all of his business time and best efforts to, and shall perform faithfully, loyally, and efficiently, his duties as an executive of WRC and shall exercise such powers and fulfill such responsibilities as may be duly assigned to or vested in him by the WRC Board or the Chief Executive Officer of WRC, consistent with the responsibilities of an executive officer of WRC.  Notwithstanding any contrary provision herein, Executive’s title and offices may be changed in the reasonable discretion of the WRC Board.

(b)           During the Term, Executive will not engage in other employment or consulting work or any trade or business for his own account or on behalf of any other Person.  Notwithstanding the foregoing, Executive may (i) serve on such corporate, civic, industry, or charitable boards or committees as are approved by the WRC Board, and (ii) manage his own and his family’s personal investments, provided that the activities permitted by clauses (i) and (ii) above shall not, individually or in the aggregate, interfere in any material respect with the performance of Executive’s responsibilities hereunder.

7.  Compensation.

(a)           Base Salary.  For all services rendered by Executive under this Agreement, WRC shall pay to Executive an aggregate annual base salary at the rate of $185,000 (“Base Salary”), payable in equal installments, in accordance with WRC’s regular payroll periods and procedures.  During the Term, Executive’s Base Salary shall be reviewed at least once every 12 months by the Chief Executive Officer of WRC and may be changed by the Chief Executive Officer, subject to approval by the Compensation and Governance Committee of the WRC Board (the “Compensation Committee”), as of each anniversary of the Effective Date pursuant to such review; provided that, Executive’s Base Salary shall not be reduced below $185,000 per annum during the Term.

(b)           Annual Performance Bonus.  For each calendar year during the Term, the Executive shall be eligible to receive from WRC an annual performance bonus to be determined by the Chief Executive Officer of WRC, subject to approval by the Compensation Committee, but in no event greater than 50% of Executive’s Base Salary in effect as of the end of such year (or, if Executive’s employment is terminated prior to such date, his Base Salary in effect as of the termination date) (the “Annual Bonus”).  The Annual Bonus shall be paid within two and one-half months following the end of the applicable calendar year for which it is paid, in accordance with WRC’s regular payroll procedures.

8.  Employee Benefits.  During the Term, WRC shall provide or cause to be provided to Executive and to Executive’s dependents, at WRC’s expense, substantially similar disability, medical, and dental benefits provided to other similarly situated executives of WRC.  During any

Amended and Restated Employment Agreement of Martin J. Szumski

waiting period for insurance eligibility, any COBRA costs incurred by or with respect to Executive and Executive’s dependents will be paid by WRC.

9.  Vacation.  Executive shall be entitled to four weeks vacation during each consecutive 12-month period of employment during the Term, beginning on the Effective Date and each anniversary thereof.  In the event that the full vacation is not taken by Executive during any such period, no vacation time shall accrue for use in future periods, except as approved by the WRC Board.

10.  Business Expenses.  Executive will be reimbursed for all reasonable, ordinary, and necessary business expenses incurred by Executive in connection with Executive’s employment (to be supported by receipts and other documentation as required by the Internal Revenue Code of 1986, as amended (the “Code”)), and in conformance with WRC’s normal procedures).  Except as otherwise expressly provided herein, to the extent any expense reimbursement under this Section 10 is determined to be subject to Section 409A of the Code (“Section 409A”), the amount of any such expenses eligible for reimbursement in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year, in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which Executive incurred such expenses, and in no event shall any right to reimbursement be subject to liquidation or exchange for another benefit.

11.  Termination.  Subject to the terms and conditions of this Agreement, the Executive’s employment shall terminate without any breach of this Agreement on the first of the following to occur:

(a)           Death.  Automatically on the date of death of the Executive during the Term.

(b)           Disability.  Upon 60 days’ written notice by WRC to the Executive of termination due to Disability during the Term; provided that, within the 60 days after receipt of such notice, the Executive shall not have returned to full-time performance of the Executive’s duties.

(c)           With or Without Cause or Good Reason.  Either WRC or Executive may terminate the employment of Executive at any time prior to or upon the expiration of the Term, with or without Cause or Good Reason.

12.  Payments Upon Termination and During Disability.  Executive, or, as applicable, his estate, legal representatives, or heirs, shall be entitled to the following payments during a period of Disability, or upon a Separation of Service of the Executive due to (i) Executive’s Disability, or (ii) Executive’s death, or (iii) termination of Executive’s employment by Executive or WRC with or without Cause or Good Reason, as the case may be.

(a)           Death.  If the Executive suffers a Separation of Service pursuant to Section 11(a) above by reason of Executive’s death during the Term, the Executive’s estate, legal representative, or heirs, as applicable, shall receive the following: (i) any unpaid Base Salary through the Date of Termination; (ii) the amount of any Annual Bonus to which the Executive is entitled to receive as of the Date of Termination

Amended and Restated Employment Agreement of Martin J. Szumski

pursuant to Section 7(b) above; (iii) one year’s Base Salary at the rate in effect at the Date of Termination; and (iv) any amounts due pursuant to the terms of any applicable welfare or employee benefit plan of WRC in which the Executive participated at the time of his death.  The foregoing amounts shall be paid by WRC to the Executive’s estate, legal representative, or heirs, as the case may be, in a lump sum in cash within 60 days after the Date of Termination or earlier as required by applicable law.

(b)           Disability.  During any period that Executive fails to perform his full-time duties with WRC as a result of incapacity due to physical or mental illness, until such time as Executive returns to the full-time performance of his duties or the Date of Termination if Executive incurs a Separation of Service for Disability, Executive shall continue to receive his Base Salary at the rate in effect at the commencement of any such period, minus any disability benefits received by him under any insurance or disability plan of WRC.  If the Executive suffers a Separation from Service pursuant to Section 11(b) above due to Executive’s Disability during the Term, the Executive shall receive the following: (i) any unpaid Base Salary through the Date of Termination; (ii) the amount of any Annual Bonus to which the Executive is entitled to receive as of the Date of Termination pursuant to Section 7(b) above; (iii) one year’s Base Salary at the rate in effect at the Date of Termination; and (iv) any amounts due pursuant to the terms of any applicable welfare or employee benefit plan of WRC in which the Executive participated as of the Date of Termination.  The foregoing amounts shall be paid by WRC to the Executive or his duly appointed legal representative, as the case may be, in a lump sum in cash within 60 days after the Date of Termination or earlier as required by applicable law.

(c)           Without Cause or With Good Reason.  If the Executive suffers a Separation of Service pursuant to Section 11(c) above by reason of WRC terminating Executive’s employment without Cause, in connection with a Change of Control, on or before the date that is one year after the occurrence of a Change of Control or, if later, the date of expiration of the Term of this Agreement, or Executive terminating his employment for Good Reason in connection with the occurrence of a Change of Control during the Term of this Agreement under Section 2(g)(iv) above, the Executive shall receive the following: (i) any unpaid Base Salary through the Date of Termination; (ii) the amount of any Annual Bonus to which the Executive is entitled to receive as of the Date of Termination pursuant to Section 7(b) above; (iii) two year’s Base Salary at the rate in effect at the Date of Termination; and (iv) any amounts due pursuant to the terms of any applicable welfare or employee benefit plan of WRC in which the Executive participated as of the Date of Termination.  Notwithstanding the foregoing sentence, if the Executive suffers a Separation of Service pursuant to Section 11(c) above by reason of WRC terminating Executive’s employment without Cause other than in connection with a Change of Control, or Executive terminating his employment for Good Reason other than in connection with the occurrence of a Change of Control during the Term of this Agreement under Section 2(g)(iv) above, then the Executive shall receive (x) any unpaid Base Salary through the Date of Termination; (y) one year’s Base Salary at the rate in effect as of the Date of Termination; and (z) any amounts due pursuant to the terms of any applicable welfare or employee benefit plan of WRC in which the Executive participated as of the Date of Termination.  The foregoing amounts shall be paid by WRC

Amended and Restated Employment Agreement of Martin J. Szumski

to the Executive in a lump sum in cash within 60 days after the Date of Termination or earlier as required by applicable law.

(d)           With Cause or Without Good Reason.  If the Executive suffers a Separation of Service pursuant to Section 11(c) above by reason of WRC terminating Executive’s employment with Cause or Executive terminating his employment without Good Reason, then the Executive shall receive: (i) any unpaid Base Salary through the Date of Termination; and (ii) any amounts due pursuant to the terms of any applicable welfare or employee benefit plan of WRC in which the Executive participated as of the Date of Termination.  The foregoing amounts shall be paid by WRC to the Executive in a lump sum in cash within 60 days after the Date of Termination or earlier as required by applicable law.  Notwithstanding the foregoing provisions of this paragraph, Executive shall not be entitled to receive the Annual Bonus or any other bonus applicable to the period in which termination occurs, and WRC shall not have any further obligations to Executive under this Agreement (other than under COBRA).

13.  Confidentiality.  Except as provided in the next two sentences, Executive covenants and agrees that all information, knowledge, or data of or pertaining to the Group, or pertaining to any other Person with which they or any of them may do business during the Term and which is not generally known in the relevant trade or industry (and whether relating to methods, merchandising, processes, techniques, discoveries, pricing, sales practices, marketing, or any other proprietary matters) (the “Company Information”) shall be kept secret and confidential at all times during and after the termination or expiration of this Agreement and shall not be used or divulged by him outside the scope of his employment as contemplated by this Agreement, except as WRC may otherwise expressly authorize.  In the event that Executive is requested in a judicial, administrative or governmental proceeding to disclose any of the Company Information, Executive will promptly so notify WRC so that WRC may seek a protective order at WRC’s expense or other appropriate remedy and/or waive compliance with this Agreement.  If such protective order or other remedy is not obtained or WRC waives compliance with this Agreement and disclosure of any of the Company Information is required, Executive may furnish the material so required to be furnished, but Executive will furnish only that portion of the Company Information which is legally required and will exercise his best efforts to ensure that confidential treatment will be accorded the Company Information furnished.

14.  No-Hire.  Executive agrees and acknowledges that the services of Executive pursuant to this Agreement are unique and extraordinary, and that the Group will be dependent upon Executive for the development and growth of their business and related functions.  Executive agrees, during the Term and for a period of two years after the Date of Termination or expiration of the Term, whichever is later, not to conduct or participate (directly or indirectly, including through one or more Affiliates) in hiring, attempting to hire, or assisting any other Person in hiring or attempting to hire, or inducing to leave the employ of any member of the Group, any employee or officer of any member of the Group, or any person who was an employee or officer of any member of the Group within the six-month period prior to the Date of Termination.  Executive agrees that if Executive acts in violation of this Section, the number of days Executive is in such violation will be added to any periods of limitation on Executive’s activities specified herein.

Amended and Restated Employment Agreement of Martin J. Szumski

15.  Section 409A.  If Executive is a “specified employee” (within the meaning of Section 409A and the regulations thereunder and as determined by WRC), any payment or benefit made upon a Separation from Service to Executive under this Agreement shall not be made or provided before the date that is six months after the date of Executive’s Separation from Service (or, if earlier, upon Executive’s death).  Any amount not paid in respect of the six-month period specified in the preceding sentence will be paid to Executive in a lump sum with the first payment made after the end of such six-month period (or if no other payment is then due, then promptly after the expiration of such six-month period); provided, however, that, the six-month delay required under this Section 15 shall not apply to (i) the portion of any payment that is not a deferral of compensation as set forth in Treas. Reg. § 1.409A-1(b)(9)(v), or (ii) the portion of any payment resulting from the Executive’s “involuntary separation from service” (as defined in Treas. Reg. § 1.409A-1(n) and including a “separation from service for good reason,” as defined in Treas. Reg. § 1.409A-1(n)(2)) that (A) is payable no later than the last day of the second year following the year in which the Separation from Service occurs, and (B) does not exceed two times the lesser of (1) the Executive’s annualized compensation for the year prior to the year in which the Separation from Service occurs, or (2) the dollar limit described in Section 401(a)(17) of the Code.

16.  Monies Owed to WRC.  Upon the termination of Executive’s employment with WRC, Executive hereby authorizes WRC to deduct from Executive’s final wages or other monies due to Executive all debts or financial obligations owed to WRC by Executive.

17.  Remedies.  Executive understands and agrees that the Group will be irreparably damaged in the event that Sections 13 or 14 of this Agreement are violated.  Executive agrees that WRC shall be entitled (in addition to any other remedy to which it may be entitled, at law or in equity) to an injunction to redress breaches of such Sections of this Agreement and to specifically enforce the terms and provisions thereof.

18.  Successors and Assigns.  This Agreement is a personal contract, and the rights and interests of Executive hereunder and under the awards and plans referred to herein may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him, except as may be expressly permitted by the provisions of such awards or plans.  Except as may be expressly provided otherwise herein, this Agreement shall be binding upon WRC and inure to the benefit of WRC and its Affiliates, and their successors and assigns, including (but not limited to) any corporation or other entity which may acquire all or substantially all of WRC’s assets or business or into or with which WRC or an Affiliate may be consolidated or merged.

19.  Jurisdiction and Governing Law.  Any controversy or claim arising out of or relating to this Agreement, or any breach thereof shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws thereof.

20.  Entire Agreement.  This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto.  Effective as of the Effective Date, this Agreement supersedes and restates the Prior Agreement in its entirety.  No representations or warranties of any kind or nature relating to any member of the Group or their respective businesses, assets, liabilities, operations, future plans, or prospects have

Amended and Restated Employment Agreement of Martin J. Szumski

been made by or on behalf of the Group to Executive, nor have any representations or warranties of any kind or nature been made by Executive to the Group.

21.  Amendment or Modification; Waiver.  No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Executive and by a duly authorized officer of WRC.  No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time, or any subsequent time.

22.  Notices.  Any notice to be given hereunder shall be in writing and delivered personally or by overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed to each of the parties to this Agreement as follows:

To:
Martin J. Szumski
At the address as shown of the records of WRC
To:
White River Capital, Inc.
6051 El Tordo, P.O. Box 1329
Rancho Santa Fe, California 92067
Attention: John M. Eggemeyer, III, Chief Executive Officer

With a copy to:
Barnes & Thornburg LLP
11 S. Meridian Street
Indianapolis, IN 46204
Attention: David P. Hooper
Facsimile: (317) 231-7433

Any notice delivered personally shall be deemed given on the date delivered, any notice transmitted by fax machine shall be deemed delivered upon receipt of confirmation of fax transmission, any notice delivered by overnight courier shall be deemed given the day after deposit with a courier, and any notice sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed given three days after mailing.

23.  Severability.  If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

Amended and Restated Employment Agreement of Martin J. Szumski

24.  Survivorship.  The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

25.  Headings.  All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

26.  Withholding Taxes.  All payments to Executive under this Agreement shall be reduced by any applicable federal, state, or city withholding taxes.

27.  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall be one and the same agreement.

28.  No Advice to Executive.  The Executive acknowledges that the Executive does not construe the contents of this Agreement or any other information (whether written or oral) provided to the Executive as legal, business, or tax advice.  The Executive represents and warrants that the Executive has had the opportunity to consult the Executive’s personal legal counsel, accountant, and other advisers as to the legal, tax, economic, and related matters regarding this Agreement.

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Amended and Restated Employment Agreement of Martin J. Szumski

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

White River Capital, Inc.

By:	/s/ John M. Eggemeyer, III
Name: John M. Eggemeyer, III
Title: Chief Executive Officer

/s/ Martin J. Szumski
Martin J. Szumski

Amended and Restated Employment Agreement of Martin J. Szumski